UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2019

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1427 S. Robertson Blvd.

Los Angeles, CA 90035

(Address of principal executive offices) (zip code)

(877) 238-4492

(Registrant’s telephone number, including area code)

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation with the State of Delaware, which went effective immediately upon filing. The Certificate of Amendment increased our authorized common stock to Ten Billion (10,000,000,000) shares, par value $0.0001. Our authorized preferred stock stayed the same at Twenty Million (20,000,000) shares.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation filed October 28, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2019	Blow & Drive Interlock Corporation
a Delaware corporation

/s/ David Haridim
	By:	David Haridim
	Its:	Chief Executive Officer and Chief Financial Officer

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